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                                 EXHIBIT 10.4(c)

                               Amendment Effective
                           January 23, 1996, Amending

                         the Form of Severance Agreement
                           Between the Registrant and

                                  Michael Rubin


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                                  AMENDMENT TO
                               SEVERANCE AGREEMENT

                  WHEREAS, Michael Rubin (the "Executive") and Hudson General Corporation, a Delaware corporation (the "Company"), entered into a Severance Agreement as of June 3, 1986 (the "Agreement"); and

                  WHEREAS, the Executive and the Company wish to amend the Agreement in certain respects;

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Executive and the Company agree that the Agreement shall be amended, effective as of January 23, 1996, as set forth herein.

                  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

                  1. The portion of Section 1 of the Agreement which follows the final semicolon is hereby amended in its entirety to read as follows:

         provided, further, if a change in control of the Company shall have occurred during the original or any extended term of this Agreement, this Agreement shall continue in effect for a period of 48 months beyond the month in which such change in control occurred. Notwithstanding the foregoing, subsection 4(v) of this Agreement shall survive the expiration of the term of this Agreement, and the Company shall pay to you within 30 days following your termination of employment the amounts payable under subsection 4(v) (without regard to the expiration of the term of this Agreement).

                  2. Clause (A) of subsection 3(iii) is hereby amended in its entirety to read as follows:

                  (A) the assignment to you of any duties inconsistent with your status as Executive Vice President and Chief Financial Officer of the Company or a substantial adverse alteration in the nature or status of your

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         responsibilities from those in effect immediately prior to the change in control of the Company;

                  3. The final sentence of subsection 4(iii)(G) of the Agreement is hereby amended in its entirety to read as follows:

         Such payments shall be made at the later of the times specified in paragraph (F) above, or within five (5) days after your request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                  4. The first two sentences of subsection 4(iv) of the Agreement are hereby amended in their entirety to read as follows:

         If your employment shall be terminated (A) by the Company other than for Cause, Retirement or Disability or (B) by you for Good Reason, then for a 36-month period after such termination, the Company shall arrange to provide you with life, disability, accident and health insurance benefits substantially similar to those which you are receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by you pursuant to this Subsection 4(iv) shall be reduced to the extent comparable benefits are actually received by you during the 36-month period following your termination, and any such benefits actually received by you shall be reported to the Company.

                  5. Subsection 4(v) of the Agreement is hereby amended in its entirety to read as follows:

                 (v) Notwithstanding any other provision of this Agreement to the contrary, in the event that your employment is terminated for any reason, in addition to any other obligations which the Company may have to you as provided for in this Agreement, the Company shall pay you in cash within 30 days following the Date of Termination a lump sum equal to the difference between (i) the sum of (w) the amount that would have been necessary to purchase an annuity in an amount that would have been received by you under the Hudson General Corporation Pension Plan (the "Pension Plan") had such Pension Plan not been terminated effective as of June 30, 1992; (x) your Account Balance in


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         the Hudson General Corporation Profit Sharing Plan (the "Profit Sharing
         Plan") as of June 30, 1992; (y) an assumed annual contribution by the Company under the Profit Sharing Plan beginning July 1, 1992 had it not been amended effective as of June 30, 1992 (as amended, the Profit Sharing Plan is referred to as the "401(k) Plan"), of one percent of your compensation; and (z) an amount representing a rate of return on the amounts referred to in clauses (i)(x) and (i)(y) equal to the average return earned by the investment vehicles offered to all participants in the 401(k) Plan from time to time to the date of termination of your employment, and (ii) the amount you receive upon termination of your employment under the 401(k) Plan from the sum of
         (v) the Company's Profit Sharing contributions beginning July 1, 1992 under Section 4.1(c) of the 401(k) Plan; (w) Matching Contributions under Section 4.1(b) of the 401(k) Plan assuming you received the greatest allowable Matching Contribution for each Plan Year (beginning July 1, 1992) of the 401(k) Plan; (x) your Account Balance in the
         Profit Sharing Plan as of June 30, 1992; (y) the rollover into the 401(k) Plan of your lump sum distribution from the Pension Plan, assuming that the full amount of your lump sum distribution had been so rolled over; and (z) an amount representing a rate of return on the amounts referred to in clauses (ii)(v), (ii)(w), (ii)(x) and (ii)(y) equal to the average return earned by the investment vehicles offered to all participants in the 401(k) Plan from time to time to the date of termination of your employment.

                   In addition, the Company shall pay you in cash within 30 days following the Date of Termination a lump sum equal to the amount to which you would have been entitled under the second paragraph of
         Section 11(c) of the Employment Agreement between you and the Company, dated as of February 8, 1990 as amended from time to time (the "Employment Agreement"), assuming that (1) such Employment Agreement was still in effect and (2) your employment terminated on the Date of Termination.

                   For purposes of determining the amount that would have been necessary to purchase an annuity in accordance with clause (i)(w) of this subsection 4(v) an interest rate shall be used equal to the rate of interest on



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         30-year Treasury securities determined as of the first
         calendar month preceding the first day of the calendar year during which the amount is determined, and a post age 65 mortality table shall be used based on the prevailing commissioner's standard table (described in Internal Revenue Code Section 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which a present value is being determined (without regard to any subparagraph of Internal Revenue Code Section 807(d)(5)).

                   Notwithstanding anything in this subsection 4(v) of the Agreement to the contrary, and for purposes of the annuity determined in accordance with clause (i)(w), the Pension Plan shall be interpreted as if the definition of Compensation had been amended for Plan Years beginning on or after January 1, 1994 so that annual Compensation taken into account shall not exceed $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Internal Revenue Code Section 401(a)(17)(B).

                   Notwithstanding anything in this subsection 4(v) of the Agreement to the contrary, the Pension Plan shall also be assumed to have amended the definition of Accrued Benefit to include the following two paragraphs at the end of such definition:

                           Unless otherwise provided under the Plan, each
                   "section 401(a)(17) employee's" Accrued Benefit under this Plan will be the greater of the Accrued Benefit determined for the Employee under (a) or (b) below:

                                    (a) the Employee's Accrued Benefit
                           determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's total years of service taken into account under the Plan for the purposes of benefit accruals, or


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                                    (b)  the sum of:

                                         (1) the Employee's Accrued Benefit as
                                         of the last day of the last Plan Year
                                         beginning before January 1, 1994,
                                         frozen in accordance with Regulation
                                         1.401(a)(4)-13, and

                                         (2) the Employee's Accrued Benefit
                                         determined under the benefit formula
                                         applicable for the Plan Year beginning
                                         on or after January 1, 1994, as applied
                                         to the Employee's years of service
                                         credited to the Employee for Plan Years
                                         beginning on or after January 1, 1994,
                                         for purposes of benefit accruals.

                           A "section 401(a)(17) employee" means an Employee
                   whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

                  Notwithstanding anything in this subsection 4(v) of this Agreement to the contrary, if subsequent legislation amends any provisions of pension law that would have affected the Pension Plan, such amendments shall be applicable for calculations contemplated by this subsection 4(v).


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                  Except as amended hereby, the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company and Executive has executed this Amendment on this March 15, 1996.

                                       HUDSON GENERAL CORPORATION

                                       By:_______________________
                                          Name: Jay B. Langner
                                                President and
                                                Chief Executive
                                                Officer

                                       __________________________
                                       Michael Rubin


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